UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8955 U.S. Highway 301 N., No. 192 Parrish, Florida		34219
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment to our Report on Form 8-K for the events of January 12, 2015, filed with the Securities Exchange Commission on January 12, 2015 (the “Form 8-K”), is to correct the typo in the reverse stock split ratio (“1 for 100 reverse stock split” to “1 for 10 split reverse stock split” in the first paragraph under Item 5.03; and “decrease by 100” to “decrease by 10” in the third paragraph).  This amendment speaks as of the original filing date of the Form 8-K and does not reflect events that may have occurred subsequent to the original filing date.

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 12, 2015, the Board of Directors approved decreasing the authorized capital of the Company from Five Billion Nine Hundred and Fifty Million (5,950,000,000) Shares to Five hundred Ninety Five million (595,000,000) shares (a 1 for 10 reverse stock split). The effective date of the reverse split is January 30, 2015.

Accordingly, on January 30, 2015, the total authorized capital of the Company will be comprised of Five Hundred Forty Nine Million Nine Hundred Thousand (549,900,000) shares of common stock, par value $0.00001 per share; Ten Thousand (10,000) shares of Preferred Stock, Series A, par value $0.0001 per share; and Ninety Thousand (90,000) shares of Preferred Stock, Series B, par value $0.001 per share.

Each shareholder’s holdings will decrease by 10, but their percentage ownership in the Company shall remain the same.  All fractional shares will be rounded up with no shareholder holding less than 1 share.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1i

Articles of Amendment to Articles of Incorporation, January 12, 2015

Filed on January 12, 2015 as Exhibit 3.1i to the issuer’s Current Report on Form 8-K (File No. 000-54845) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC.

January 14, 2015	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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